EXHIBIT 21.1

                CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

  Name of Subsidiary                          Jurisdiction of Incorporation

CMH Acquisition Corporation                            Delaware

  Clark Components North America/International, Inc.   Michigan

     Clark Components Korea, Inc.                      Korea

  Clark Material Handling GmbH                         Germany

     Clark France Manutention S.A.                     France

     Clark Maquinaria S.A.                             Spain

  Clark Material Handling Company                      Kentucky

  Clark Material Handling of Canada, Limited           Canada

  Clarklift of Western Michigan, Inc.                  Michigan

  Drexel Industries, Inc.                              Pennsylvania

CMH Acquisition International Corporation              Delaware

Terex Equipment Limited                                Scotland

Unit Rig (Canada) Limited                              Delaware

Unit Rig Australia (Pty) Limited                       New South Wales,
                                                       Australia

Unit Rig South Africa (Pty) Limited                    South Africa